Exhibit 10.2
RELEASE AND SEPARATION AGREEMENT
     This RELEASE AND SEPARATION AGREEMENT (the “Agreement”) is made and entered into by J. Bradley Green (“EMPLOYEE”) and Carriage Services, Inc., its past, present and future subsidiaries, parents, and affiliates and their past, present, and future employees, officers, directors, agents, insurers and legal counsel (hereinafter collectively referred to as the “COMPANY”).
     WHEREAS, EMPLOYEE and COMPANY entered into a First Amended and Restated Employment Agreement dated January 4, 2011 (hereinafter the “Employment Agreement”);
     WHEREAS, EMPLOYEE has advised COMPANY of his intent to resign his employment effective as of December 31, 2011, and terminate the Employment Agreement;
     WHEREAS, COMPANY wishes to provide EMPLOYEE with an orderly transition from the COMPANY and both EMPLOYEE and the COMPANY wish to settle any and all issues and potential issues which relate or may relate to EMPLOYEE’s employment with and departure from the COMPANY including, but not limited to, those arising under the Employment Agreement;
     NOW, THEREFORE, COMPANY and EMPLOYEE agree as follows, in consideration of the mutual covenants and obligations contained herein, and intending to be legally held bound:
     1. EMPLOYEE’S RESIGNATION. EMPLOYEE will resign his employment and cease to be employed by the COMPANY effective as of December 31, 2011 (the “Termination Date”). As of the Termination Date, EMPLOYEE specifically waives all rights to any additional bonus and/or awards, vesting or payment under the Performance Units Plan, the 2006 Long-Term Incentive Plan, the First Amended and Restated 2006 Long-Term Incentive Plan or any other plan or policy of the COMPANY, except as may otherwise be set out in this Agreement. In addition, EMPLOYEE hereby resigns his position as Executive Vice President Corporate Development, General Counsel and Secretary for Carriage Services, Inc., its subsidiaries and affiliates and, as a member of the Board of Directors and Board of Managers of the subsidiaries and affiliates of Carriage Services, Inc.
     2. CONSIDERATION. In consideration for the releases and other covenants set forth in this Agreement, after this Agreement becomes effective, the COMPANY agrees to provide EMPLOYEE:
          a. COMPANY will continue to pay EMPLOYEE’s base salary at the biweekly rate of Eleven Thousand One Hundred Fifty-Three Dollars and Eighty-Five Cents ($11,153.85) until December 31, 2011. EMPLOYEE’s coverage under the Carriage Services, Inc. Health and Welfare Plan shall continue until the Termination Date. The COMPANY shall have the right to deduct from any payment of compensation to the EMPLOYEE hereunder (x) any federal, state or local taxes required by law to be withheld with respect to such payments, and (y) any other amounts specifically authorized to be withheld or deducted by the EMPLOYEE.
          b. EMPLOYEE shall be entitled to payment of any amounts which may be due under the Performance Units Plan shares, as valued at December 31, 2011, pursuant to the terms of such Performance Unit Award Agreements.
          c. If the EMPLOYEE becomes eligible to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and properly elects such coverage, the COMPANY shall reimburse the EMPLOYEE or pay on the EMPLOYEE’S behalf 100% of applicable medical continuation premiums for the benefit of the EMPLOYEE (and his covered dependents as of the date of his termination, if any) under the EMPLOYEE’S then-
J. Bradley Green
Release & Separation Agreement

current plan election, with such coverage to be provided under the closest comparable plan as offered by the COMPANY from time to time, for so long during the 18-month period following termination as he remains eligible for and elects COBRA coverage.
          d. COMPANY will pay EMPLOYEE an amount of five hundred seven thousand five hundred dollars ($507,500.00) upon the execution of this Agreement. The COMPANY shall have the right to deduct from any payment of compensation to the EMPLOYEE hereunder (x) any federal, state or local taxes required by law to be withheld with respect to such payments, and (y) any other amounts specifically authorized to be withheld or deducted by the EMPLOYEE. Such amount shall be paid in a single, lump-sum payment no later than ten (10) days after the EMPLOYEE signs this Agreement.
          e. COMPANY agrees to release EMPLOYEE from any liability arising pursuant to any breach by him of the Employment Agreement.
          f. COMPANY agrees to pay EMPLOYEE for all accrued, but unused vacation as of the Termination Date.
          g. COMPANY agrees to allow EMPLOYEE the use of his office and limited secretarial services until the TERMINATION DATE.
          h. If the EMPLOYEE dies at any time while the COMPANY is paying consideration pursuant to Subsection 2, the Company shall continue making the remaining payments under Subsection 2 to the Employee’s estate. Such payments to the Employee’s estate shall be made in the same manner and at the same times as they would have been paid to the Employee had he not died.
     EMPLOYEE acknowledges and agrees that the consideration outlined above does not constitute monies to which he would otherwise be entitled as a result of his prior employment with the COMPANY, and that these monies constitute fair and adequate compensation for the promises and covenants of EMPLOYEE set forth in this Agreement.
     EMPLOYEE further acknowledges that this Release and Separation Agreement must be executed by EMPLOYEE not later than by November 15, 2011, otherwise this Agreement shall be of no force or effect, and the severance benefits shall not be paid.
     3. EMPLOYEE’S RELEASE OF CLAIMS. For and in consideration of the Consideration as described in paragraph 2 of this Agreement, EMPLOYEE hereby irrevocably and unconditionally releases, forever discharges, and covenants not to sue, or bring any other legal action against the COMPANY with respect to any and all claims and causes of action of any nature, both past and present, known and unknown, foreseen and unforeseen, which EMPLOYEE has or which could be asserted on his behalf by any other person or entity, resulting from or relating to any act or omission of any kind occurring on or before the date of the execution of this Agreement. EMPLOYEE understands and agrees that this Release includes, but is not limited to, the following:
          a. All claims and causes of action arising under contract, tort or other common law, including, without limitation, breach of contract, fraud, estoppel, misrepresentation, express or implied duties of good faith and fair dealing, wrongful discharge, discrimination, retaliation, harassment, negligence, gross negligence, false imprisonment, assault and battery, conspiracy, intentional or negligent infliction of emotional distress, slander, libel, defamation, refusal to perform an illegal act and invasion of privacy.
          b. All claims and causes of action arising under any federal, state, or local law, regulation, or ordinance, including without limitation, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”) (which prohibits age discrimination in employment), the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and relevant state laws including, but
Release & Separation Agreement
J. Bradley Green

not limited to the Illinois Human Rights Act, as well as any claims for wages, employee benefits, vacation pay, severance pay, pension or profit sharing benefits, health or welfare benefits, bonus compensation, vesting of stock options, commissions, deferred compensation or other remuneration, or employment benefits or compensation. c. All claims and causes of action for past or future loss of pay or benefits, expenses, damages for pain and suffering, mental anguish or emotional distress damages, liquidated damages, punitive damages, compensatory damages, attorney’s fees, interest, court costs, physical or mental injury, damage to reputation, and any other injury, loss, damage or expense or any other legal or equitable remedy of any kind whatsoever.
          d. All claims and causes of action arising out of or in any way connected with, directly or indirectly, EMPLOYEE’s employment with the COMPANY, or any incident thereof, including, without limitation, EMPLOYEE’s treatment by the COMPANY; the terms and conditions of the EMPLOYEE’s employment; and the separation of EMPLOYEE’s employment.
     4. RETURN OF COMPANY PROPERTY. EMPLOYEE shall return, in good working order, any and all property of the COMPANY that is in his possession, custody or control on or before December 31, 2011. Such property includes, but is not limited to, keys, software, calculators, equipment, credit cards, forms, files, manuals, correspondence, business cards, personnel data, lists of or other information regarding customers, contacts and/or employees, contracts, contract information, agreements, leases, plans, brochures, catalogues, training materials, computer tapes and diskettes or other portable media. Provided however, in exchange for the furniture currently in the office (property of EMPLOYEE), with the exception of the chair, EMPLOYEE shall receive the laptop, docking station, monitor, iPhone and iPad currently in his possession.
     5. TAX ISSUES. The COMPANY may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to the COMPANY’S employees generally. Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by the COMPANY to the EMPLOYEE or for his benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the “Excise Tax”), the COMPANY shall pay to the EMPLOYEE an additional payment (a “Gross-up Payment” ) in an amount such that after payment by the EMPLOYEE of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, the EMPLOYEE retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. All determinations required to be made under this Section 21 shall be made by the COMPANY’S accounting firm (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations both to the COMPANY and the EMPLOYEE. All fees and expenses of the Accounting Firm shall be borne solely by the COMPANY. Absent manifest error, any determination by the Accounting Firm shall be binding upon the COMPANY and the EMPLOYEE.
     6. NON-ADMISSION. EMPLOYEE and COMPANY agree that this Agreement and the payment of money to EMPLOYEE by the COMPANY is not an admission by either party of any violation of the other party’s rights or of any violation of contract or statutory or common law.
     7. NON-DISPARAGEMENT. EMPLOYEE specifically covenants and agrees not to, directly or indirectly, make or cause to be made to anyone any statement, orally or in writing, criticizing or disparaging the COMPANY with respect to his employment with the COMPANY. COMPANY specifically covenants and agrees not to, directly or indirectly, make or cause to be
Release & Separation Agreement
J. Bradley Green

made to anyone any statement, orally or in writing, criticizing or disparaging the EMPLOYEE, with respect to his employment with the COMPANY.
     8. CONTINUING OBLIGATIONS. EMPLOYEE acknowledges that in the course of his employment with the COMPANY he has obtained confidential and proprietary information including, but not limited to, financial, business, product, customer and marketing information, plans, forecasts and strategies. EMPLOYEE acknowledges and agrees that he has a continuing obligation to maintain the confidentiality of all such non-public information even after the termination of his employment with the COMPANY.
     9. COOPERATION. EMPLOYEE acknowledges and agrees that from and after the Effective Date of this Agreement, he will cooperate fully with the COMPANY, its officers, employees, agents, affiliates and attorneys in the defense or prosecution of, or in preparation for the defense or prosecution of any lawsuit, dispute, investigation or other legal proceedings (“Proceedings”). EMPLOYEE further acknowledges and agrees that he will cooperate fully with the COMPANY, its officers, employees, agents, affiliates and attorneys on any matter related to COMPANY business (“Matters”) during the period of EMPLOYEE’s employment.
     Such cooperation shall include providing true and accurate information or documents concerning, or affidavits or testimony about, all or any matters at issue in any Proceedings/Matters as shall from time to time be requested by the COMPANY, and shall be with the knowledge of EMPLOYEE. Such cooperation shall be provided by EMPLOYEE without remuneration, but EMPLOYEE shall be entitled to reimbursement for all reasonable and appropriate expenses incurred by him in so cooperating including, by way of example and not by way of limitation, airplane fares, hotel accommodations, meal charges and other similar expenses to attend Proceedings/Matters outside of the city of EMPLOYEE’s residence. The reasonable fees and expenses of EMPLOYEE shall be reimbursed by the COMPANY on a regular, periodic basis upon presentation by EMPLOYEE of a statement and receipts in accordance with the COMPANY’S customary practices and policies; provided, however, that such reimbursement will be paid no later than December 31 of the calendar year following the calendar year in which EMPLOYEE incurred the expense. In the event EMPLOYEE is asked by a third party to provide information regarding the COMPANY, or is called other than by the COMPANY to testify in any Proceeding/Matter related to the COMPANY, he will notify the COMPANY as soon as possible in order to give the COMPANY a reasonable opportunity to respond and/or participate in such Proceeding/Matter.
     10. FEES AND COSTS. Except as set forth in paragraph 12 of this Agreement, below, the parties shall bear their own attorneys’ fees and costs.
     11. CONSEQUENCES OF BREACH BY EMPLOYEE. EMPLOYEE acknowledges that it would be unfair for EMPLOYEE to retain or receive the consideration if the promises given by EMPLOYEE herein are not enforced (excluding a lawsuit filed by EMPLOYEE solely to challenge the validity of the Age Discrimination in Employment Act waiver). This provision will not limit EMPLOYEE’s liability if COMPANY’s actual damages exceed the amount received by EMPLOYEE under this Agreement.
     COMPANY and EMPLOYEE acknowledge and agree that the prevailing party shall be entitled to payment of its attorneys’ fees and other costs and expenses incurred in enforcing this provision of the Agreement and/or in prosecuting any counterclaim or cross-claim based on this provision of the Agreement.
     12. CHOICE OF LAW/VENUE. This Agreement shall be governed by, construed, and enforced in accordance with, and subject to, the laws of the State of Texas or federal law, where applicable, without regard to the conflict of law principles of any jurisdiction. In the event there shall be any dispute arising out of the terms and conditions of, or in connection with, this Agreement, the party seeking relief shall submit such dispute to the United States District Court for the Southern District of Texas or, if federal jurisdiction is lacking, the District Courts of Harris County, Texas.
Release & Separation Agreement
J. Bradley Green

     13. NON-SOLICITATION. In exchange for the CONSIDERATION paid hereunder, EMPLOYEE agrees not to induce or assist anyone in inducing in any way any employee of the Company or any of its Affiliates to resign or sever his or her employment or to breach an employment contract with the Company or any Affiliate for a period of two (2) years following the TERMINATION DATE of EMPLOYEE’S employment with the COMPANY.
     14. ENTIRE AGREEMENT. It is expressly understood and agreed that this Agreement embodies the entire agreement between the Parties relating to EMPLOYEE’s employment by the COMPANY and all other matters arising between COMPANY and EMPLOYEE prior to the date and time of execution hereof, and supersedes any and all prior agreements, including the Employment Agreement, arrangements, or understandings between and among them, with the exception of paragraphs 8 and 9 of the Employment Agreement. EMPLOYEE and COMPANY agree that paragraphs 8 and 9 of the Employment Agreement are enforceable and it is their specific intent that these provisions shall survive the execution of this Agreement. Schedule 1 to the Employment Agreement shall be amended to read “Thomas Pierce & Co.” shall read “Thomas Pierce & Co. or any other broker associated with the funeral or cemetery industry”.
     No oral understandings, statements, promises, terms, conditions, obligations, or agreements contrary or in addition to the terms of this Agreement exist. This Agreement may not be changed by oral representations, and may only be amended by written instrument executed by a duly authorized representative of each of the Parties, or their respective successors or assigns. If any part of this Agreement is found to be illegal or unenforceable by any agency or court, the remaining provisions shall continue in full force and effect.
     15. OTHER REPRESENTATIONS: EMPLOYEE hereby represents and certifies that he: (1) has carefully read all of this Agreement; (2) has been given a fair opportunity to discuss and negotiate the terms of this Agreement; (3) understands its provisions; (4) has been advised in writing and given the opportunity to seek advice and consultation with attorneys regarding this Agreement; (5) has determined that it is in his best interests to enter into this Agreement; (6) has not been influenced to sign this Agreement by any statement or representation by the COMPANY not contained in this Agreement; and (7) enters into this Agreement knowingly and voluntarily.
READ THIS AGREEMENT CAREFULLY BEFORE SIGNING AS IT PROVIDES FOR
A RELEASE OF CLAIMS
SIGNING OF RELEASE AND SEPARATION AGREEMENT
We the undersigned do hereby sign and agree to the terms set forth in the Release and Settlement Agreement, on the dates set forth below:

/s/ J. Bradley Green J. Bradley Green	Date signed
EMPLOYEE

/s/ Melvin C. Payne Melvin C. Payne	Date signed
Carriage Services, Inc.
President & Chief Executive Officer
Release & Separation Agreement
J. Bradley Green